Exhibit 5.1

March 28, 2024

Inrad Optics, Inc.

181 Legrand Avenue

Northvale, NJ 07647

Re: Form S-8 Registration Statement of Inrad Optics, Inc.

We have acted as counsel for Inrad Optics, Inc., a New Jersey corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an aggregate of 4,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to awards under the Inrad Optics, Inc. 2020 Equity Compensation Program (the “Plan”).

In connection with rendering this opinion, we have examined: (i) the Plan; (ii) the Certificate of Incorporation of the Company (the “Certificate”); (iii) the Bylaws of the Company; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares being registered pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon the grant or exercise of awards in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of New Jersey, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP